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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of Virco Mfg. Corporation of our report dated March 12, 1997, with respect to the consolidated financial statements of Virco Mfg. Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Los Angeles, California
July 31, 1997